UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2006

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As reported in Item 2.03 of this Current Report, on October 10, 2006, Hooper Holmes, Inc. (the “Company”) entered into a Loan and Security Agreement, dated as of October 10, 2006, among the Company, as borrower, the lenders from time to time party thereto, and CitiCapital Commercial Corporation, as agent. A copy of the Loan and Security Agreement is included as Exhibit 10.1. The disclosure in Item 2.03 and such exhibit are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

On October 11, 2006, in connection with the effectiveness of the Loan and Security Agreement referred to under Item 1.01 above, the Company terminated its Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 31, 1999, as amended (the “Credit Agreement”), among the Company, as borrower, Wachovia Bank, National Association (formerly known as First Union National Bank), as administrative agent and lender, and Bank of America, N.A. (formerly known as Fleet National Bank), as the other lender and documentation agent. The revolving credit facility provided under the Credit Agreement was, by its terms, scheduled to expire on January 2, 2007.

At the time of termination of the Credit Agreement, the agreement reflected the following terms:

•	The maximum available amount that could be borrowed under the revolving credit facility provided under the agreement was $3 million.

•
The applicable margin on prime rate loans and on LIBOR loans, which was dependent on the ratio of the Company’s consolidated debt to EBITDA ratio, was plus 25 basis points and plus 150 basis points, respectively.

•	The applicable margin on the commitment fee of the unused portion of the revolving credit facility was plus 25 basis points.

•
The Company was subject to a number of financial covenants, including (i) a minimum consolidated monthly pre-tax income of $0.9 million, (ii) a consolidated fixed charge coverage ratio of not less than 1.50 to 1.00, and (iii) a consolidated funded debt to EBITDA ratio of no greater than 2.50 to 1.00.

•
The Company was prohibited from declaring or making any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of the Company’s stock, and from purchasing, redeeming or otherwise acquiring for value any shares of the Company’s stock.

•	The Company had granted the lenders a security interest and lien upon all the property and assets of the Company and its domestic subsidiaries.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 10, 2006, the Company entered into a Loan and Security Agreement, dated as of October 10, 2006 (the “Loan and Security Agreement”), among the Company, as borrower, the lenders from time to time party thereto and CitiCapital Commercial Corporation, as agent. As of that date, the Company agreed to pay (and has paid) a non-refundable closing fee of $175,000 to the agent.

The Loan and Security Agreement provides the Company with a new senior secured revolving credit facility, the proceeds of which are to be used for general working capital purposes. Under the terms of the Loan and Security Agreement, the lenders have agreed to make revolving credit loans to the Company in an aggregate principal at any one time outstanding which, when combined with the aggregate undrawn amount of all unexpired letters of credit, does not exceed:

(i)
90% of “Eligible Receivables” (as that term is defined in the Loan and Security Agreement) of the Company and the Company’s subsidiaries providing guarantees of the indebtedness under the facility (but, in the case of any such subsidiary, only to the extent that its Eligible Receivables do not exceed the aggregate investment by the Company in such subsidiary and such subsidiary’s receivables become Eligible Receivables); plus

(ii)	65% of the fair market value of the Company’s corporate headquarters located in Basking Ridge, New Jersey -

provided that in no event can the aggregate amount of the revolving credit loans and letters of credit outstanding at any time exceed $25 million. The maximum aggregate face amount of letters of credit that may be outstanding at any time may not exceed $1 million.

The agent, in its sole discretion based upon its reasonable credit judgment, may (A) establish and change reserves required against Eligible Receivables, (B) change the advance rate against Eligible Receivables or the fair market value of the corporate headquarters, and (C) impose additional restrictions to the standards of eligibility for Eligible Receivables, any of which could reduce the aggregate amount of indebtedness that may be incurred under the revolving credit facility.

Borrowings of revolving credit loans shall take the form of either LIBOR rate advances or base rate advances, with the applicable interest rate being the LIBOR rate plus 1.75% or the rate of interest publicly announced from time to time by Citibank, N.A. as its base rate, respectively. Interest is payable monthly in arrears. The form of the revolving credit loans shall be at the Company’s option, subject to certain conditions set forth in the Loan and Security Agreement. In general, the Company also has the ability to convert all or a portion of an advance from one type to the other.

The Company is also obligated to pay, on a monthly basis in arrears, an unused line fee equal to 0.375% per annum on the difference between the maximum amount of the revolving credit facility and the average daily aggregate outstanding amount of revolving credit loans and unexpired letters of credit during the preceding month.

The revolving credit loans are payable in full, together with all accrued and unpaid interest, on the earlier of October 10, 2009 or the date of termination of the loan commitments, termination being one of the actions the agent may take upon the occurrence of an event of default. The Company may prepay any revolving credit loan, in whole or in part. The Company may also terminate the Loan and Security Agreement, provided that on the date of such termination all of its obligations are paid in full. The Company will be required to pay an early termination fee equal to $125,000 if the termination occurs prior to the second anniversary of the date of the parties’ execution of the Loan and Security Agreement; no fee is payable if the termination occurs after the second anniversary or if the revolving credit facility is replaced by a credit facility from CitCapital or any of its affiliates.

As security for the Company’s payment and other obligations under the Loan and Security Agreement, the Company has granted to the agent, for the benefit of the lenders, a lien on and security interest in all of the Company’s property, including its receivables (which, together with the receivables of the subsidiary guarantors that become Eligible Receivables, are to be subject to a lockbox account arrangement), equipment, inventory and real estate owned and used by the Company as its corporate headquarters. In addition, the obligations are secured under the terms of security agreements and guarantees provided by the subsidiary guarantors. Guarantees have been provided by all of the Company’s direct subsidiaries other than its U.K. subsidiary, Medicals Direct Group. The Company has pledged 65% of the outstanding shares of Medicals Direct Group as further security.

The Loan and Security Agreement contains covenants that, among other things, restrict the Company’s ability, and that of its subsidiaries, to:

•	pay any dividends or distributions on, or purchase, redeem or retire any shares of any class of its capital stock or other equity interests;

•	incur additional indebtedness;

•	sell or otherwise dispose of any of its assets, other than in the ordinary course of business;

•	create liens on its assets; and

•	enter into transactions with any of its affiliates on other than an arm’s-length or no less favorable basis.

The Loan and Security Agreement also contains a financial covenant, which goes into effect when the difference between the lesser of (A) the borrowing base (that is, the aggregate of the amounts described in (i) and (ii) of the second paragraph above) and (B) the maximum amount of the revolving credit facility, and the sum of the aggregate outstanding amount of the revolving credit loans and face amount of letters of credit, is less than $10 million. At that time, the Company must maintain a fixed charge coverage ratio (as defined in the Loan and Security Agreement), on a trailing 12-month basis, of no less than 1:1.

The failure of the Company or any subsidiary guarantor to comply with any of the covenants, or the breach of any of its or their representations and warranties, contained in the Loan and Security Agreement constitutes an event of default under the agreement. Other events of default include:

•	the Company’s failure to pay any principal, interest, fees, expenses or other obligations under the agreement when payable;

•
the failure by the Company or any subsidiary guarantor to make any payment in respect of any material indebtedness when due, or the occurrence of any event or condition that results in any material indebtedness becoming due (or permits the holders of such material indebtedness to declare such indebtedness to be due) prior to its scheduled maturity;

•	any financial statement or report delivered under the terms of the agreement proving to have been incorrect in any material respect;

•	the Company’s independent public accountants delivering a qualified opinion on any of the Company’s financial statements;

•
the majority of the members of the Company’s board of directors on the closing date (or members who were nominated by such board members) ceasing to serve on the board, or the occurrence of a change in control (as defined under any agreement in respect of indebtedness) with respect to the Company;

•
more than 15% in the aggregate of the Company’s vendors or suppliers (either in number or volume of business) ceasing, or giving notice that they intend to cease, to supply goods or render services to the Company, and the Company has not obtained replacement goods or services from other sources on at least as favorable terms; or

•	the occurrence of any event or condition that, in the lenders’ judgment, could reasonably be expected to have a material adverse effect.

  There are no material relationships between the Company and the other parties to the Loan and Security Agreement other than in respect of the agreement itself and the other agreements, instruments and documents contemplated by the agreement.

The foregoing description of the Loan and Security Agreement is a general description only and is qualified in its entirety by reference to the Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference. A copy of the Company’s press release, dated October 11, 2006, announcing the arranging of the new revolving credit facility, is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description

10.1	Loan and Security Agreement, dated as of October 10, 2006, among Hooper Holmes, Inc., as borrower, the lenders from time to time party thereto, and CitiCapital Commercial Corporation, as agent
99.1	Press Release of Hooper Holmes, Inc., dated October 11, 2006, announcing the arrangement of a new revolving credit facility

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date: October 13, 2006    By: /s/ Michael Shea
Michael Shea
Senior Vice President,
Chief Financial Officer and Treasurer